Exhibit 10.2

 AMENDED AND RESTATED NOTE

THIS AMENDED AND RESTATED PROMISSORY NOTE (this “Amended Note”) is effective as of March 31, 2017, by and between BLUE DOLPHIN ENERGY COMPANY (the “Borrower”) and INGLESIDE CRUDE, LLC (the “Lender).

WHEREAS, on September 30, 2016, Lender and Borrower entered that certain Promissory Note (the “Original Note”) wherein Borrower promised to pay Lender a principal amount of $679,386 (the “Original Principal”) plus any accrued but unpaid interest;

WHEREAS, the Original Principal increased by $42,892 at December 31, 2016, and further increased by $473,445 at March 31, 2017 (the “Principal Increases,” and together with the Original Principal the “Amended Principal”);

WHEREAS, Borrower and Lender desire to amend and restate the Original Note to reflect the Amended Principal, revise the payment terms, and extend the maturity date.

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follow:

PRINCIPAL BALANCE. Borrower promises to pay to the order of Lender the aggregate unpaid balance of the Amended Principal plus any subsequent additions (an “Advance,” and together with the Amended Principal the “Principal Balance”) plus any accrued but unpaid interest pursuant to the terms and conditions set forth herein.

PAYMENT.  The Principal Balance of this Amended Note plus any accrued but unpaid interest shall be due and payable on January 1, 2019 (the “Maturity Date”).

INTEREST.  This Amended Note shall bear interest, compounded annually, at eight percent (8%).

PREPAYMENT.  Borrower shall have the right at any time and from time to time to prepay this Amended Note, in whole or in part, without premium or penalty.

REMEDIES.  No delay or omission on the part of the holder of this Amended Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The rights and remedies of the Lender shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Lender.

SUBORDINATION.  Borrower's obligations under this Amended Note are subordinated to all indebtedness of Borrower to any unrelated third party lender to the extent such indebtedness is outstanding on the date of this Amended Note and such subordination is required under the loan documents providing for such indebtedness.

EXPENSES.  In the event any payment under this Amended Note is not paid by the Maturity Date, Borrower agrees to pay, in addition to the Principal Balance plus any accrued but unpaid interest, reasonable attorneys' fees not exceeding a sum equal to fifteen percent (15%) of the then outstanding amount owing on this Amended Note, plus all other reasonable expenses incurred by Lender in exercising any of its rights and remedies upon default.

GOVERNING LAW.  This Amended Note shall be governed by, and construed in accordance with, the laws of the State of Texas.

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IN WITNESS WHEREOF, Borrower has executed this Amended Note as of the day and year first above written.

____________________________ (LENDER SIGNATURE)
INGLESIDE CRUDE, LLC

____________________________ (BORROWER SIGNATURE)
 BLUE DOLPHIN ENERGY COMPANY

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